UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2009

ROTOBLOCK CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-116324	20-0898799
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 B Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (707) 578-5220

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-	Corporate Governance and Management

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 30, 2009, the Company completed a one-for-fifty (1-for-50) reverse stock split. In addition,  the Company amended its Articles of Incorporation by increasing its authorized capital stock to 200 million shares of common stock and 50 million shares of preferred stock.

Information regarding the reverse stock split and the increase in authorized capital stock was disclosed previously in the Company’s Proxy  Statement dated April 16, 2009. After the reverse stock split, the Company will have approximately 1,146,747 shares of common stock issued and outstanding.

The Registrant’s new trading symbol on the OTC Bulletin Board is RTBC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTOBLOCK CORPORATION

Dated: June 30, 2009	By: /s/ Chien Chih Liu
Chief Executive Officer